UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2026

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Holcombe Blvd, TMC Partners Office 1.311 Houston, Texas	77021
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations

On February 9, 2026, the Board of Directors of Marker Therapeutics, Inc. (the “Company”) determined it is in the best interest of the Company to schedule Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) for May 1, 2026. Because the date of the 2026 Annual Meeting has advanced by more than 30 days from the anniversary date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), in accordance with Rule 14a−18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change and that, accordingly, a new deadline has been set for submission of proposals by Stockholders intended to be included in the Company’s 2026 proxy statement and form of proxy. Proposals to be included in the Company’s proxy statement for the 2026 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act must be received by the Company on or before March 9, 2026, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Stockholders must deliver the proposals or nominations to the Company’s principal executive offices at the following address: Marker Therapeutics, Inc., Attn: Corporate Secretary, 2450 Holcombe Blvd, TMC Partners Office 1.311, Houston, Texas 77021. The record date, time and location of the 2026 Annual Meeting will be as set forth in the Company’s proxy statement for the 2026 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: February 9, 2026	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer